UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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FILED BY PARTY OTHER THAN THE REGISTRANT   ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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ARS NETWORKS, INCORPORATED
(Name of Registrant as Specified In Its Charter)

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ARS NETWORKS, INCORPORATED
1207 Delaware Avenue, Suite 410
Buffalo, New York 14209

PROXY STATEMENT
as at March 5, 2004

ARS NETWORKS, INCORPORATED
1207 Delaware Avenue, Suite 410
Buffalo, New York 14209

March 5, 2004

To Our Shareholders:

You are cordially invited to attend the 2004 Annual Meeting of the Shareholders of ARS Networks, Incorporated to be held at 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209 on March 23, 2004 at 12 o'clock noon Buffalo, New York time.

At the meeting, we will report on the progress of your company, comment on matters of interest and respond to your questions.  A copy of our 2002 Annual Report to Shareholders on Form 10-KSB, including the financial statements, schedules and list of exhibits, is enclosed with this proxy statement.

Whether or not you plan to attend the meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded.  You may vote your shares in person if you attend the meeting, even if you send in your proxy.

We appreciate your continued interest in ARS Networks, Incorporated.

Very truly yours, /s/ Sydney A. Harland Sydney A. Harland President and Chief Executive Officer

ARS NETWORKS, INCORPORATED
1207 Delaware Avenue, Suite 410
Buffalo, New York 14209

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON MARCH 23, 2004

To the Shareholders of ARS Networks, Incorporated:

Notice is hereby given that the 2004 Annual Meeting of the Shareholders of ARS Networks, Incorporated will be held at 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209 on March 23, 2004 at 12 o'clock noon Buffalo, New York time, for the following purposes:

1.          To elect a board of directors for the following year.  Management has nominated Sydney A. Harland, Ronald A. Moodie, Richard D. Mangiarelli, Andrew E. Mercer, Arthur N. Kelly, and Larry M. Ricci.

2.          To ratify our Stock Plan for the Year 2003 No. 3.

3.          To approve amendments to our articles of incorporation to:

            (a)      Increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000 shares; and

            (b)      Authorize the board of directors to determine, in whole or part, the preferences, limitations, and relative rights, of classes or series of shares, as provided in the New Hampshire RSA 293-A:6.02.

4.          To grant discretionary authority to our board of directors to amend our articles of incorporation to effect a reverse stock split of our common stock on the basis of one post-consolidation share for each 50 pre-consolidation shares to occur at some time within 12 months of the date of our 2004 Annual Meeting, with the exact time of the reverse split to be determined by the board of directors.

5.          To ratify the selection of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending January 31, 2004 and to appoint Russell Bedford Stefanou Mirchandani LLP as the independent auditors of the Company until the next annual meeting of the Company.

6.          To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 20, 2004 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.  A list of such shareholders will be available for inspection for at least 10 days prior to the meeting during normal business hours at our offices.

Shareholders are cordially invited to attend the meeting in person.  Those who do not plan to attend and who wish their shares voted are requested to sign, date, and mail promptly the enclosed proxy, for which a return envelope is provided.

                                                                                    By Order of the Board of Directors,

/s/  Sydney A. Harland

Sydney A. Harland
President and Chief Executive Officer

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARS Networks, Incorporated, a New Hampshire corporation, to be voted at the 2004 Annual Meeting of Shareholders to be held at 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209 on March 23, 2004 at 12 o'clock noon Buffalo, New York time, and at any and all adjournments thereof.  The information contained in this proxy statement is given as of March 5, 2004.  The individuals named in the accompanying form of proxy are our president and one of our directors.  A shareholder wishing to appoint some other person (who needs not be a shareholder of ARS Networks, Incorporated) to represent him at the meeting has the right to do so, either by inserting such person's name in the blank space provided in the form of proxy or by completing another form of proxy.

Our principal executive office and mailing address is 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209.

Solicitation of proxies by mail is expected to commence on March 5, 2004, and the cost thereof will be borne by ARS Networks, Incorporated.  In addition to solicitation by mail, certain of our directors, officers and regular employees may, without extra compensation, solicit proxies by telephone, telegraph and personal interview.  Arrangements will be made with some of our record shareholders, which are brokerage houses, custodians, nominees and other fiduciaries, to send proxy materials to their principals, and they will be reimbursed by us for postage and clerical expenses.  We reserve the right, if deemed desirable or necessary, to retain a proxy solicitation firm or other third parties to deliver solicitation material to such brokerage houses, custodians, nominees and other fiduciaries for distribution by them to their principals and to assist us in collecting or soliciting proxies from them.  The cost of these services, exclusive of out-of-pocket costs, is not expected to exceed $5,000.

We will only deliver one proxy statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.  We will promptly deliver a separate copy of this proxy statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and future shareholder communication documents to any shareholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our principal executive office.

Shareholders may also address future requests regarding delivery of proxy statements and/or annual reports by contacting us at the address listed above.

Shares represented by properly executed proxies will be voted as specified.  If no specifications have been given in a proxy, the shares represented thereby will be voted FOR the election of the nominees listed herein as directors (Proposal 1), FOR the approval of our Stock Plan for the Year 2003 No. 3 (Proposal 2), FOR the amendments to our articles of incorporation increasing our authorized common stock to 2,000,000,000 shares and authorizing our board of directors to determine the relative preferences, limitations, and relative rights, of classes or series of shares, as provided in the New Hampshire RSA 293-A:6.02 (Proposal 3), FOR the grant of discretionary authority to our board of directors to amend our articles of incorporation to effect a reverse stock split of our common stock (Proposal 4), FOR the ratification of Russell Bedford Stefanou Mirchandani LLP as independent public accountants for our fiscal year ending January 31, 2004 (Proposal 5), and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting (Proposal 6).  A form of proxy will not be valid unless it is completed and delivered to Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84107, not less than 48 hours (excluding Saturdays and holidays) before the meeting at which the person named therein purports to vote in respect thereof.

Revocability

Proxies may be revoked at any time before the commencement of the meeting by delivering to the chairman of the meeting a written revocation or a duly executed proxy bearing a later date.  For a period of at least 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record during ordinary business hours for proper purposes at our principal executive office.

Dissenters' Right of Appraisal

No action will be taken in connection with the proposals by our board of directors or the voting shareholders for which New Hampshire law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

VOTING SECURITIES

Shareholders of record at the close of business on February 20, 2004, are entitled to notice of and to vote at the meeting and at any adjournments thereof.  On the record date, our authorized capital stock consisted of 500,000,000 shares of common stock of which there were 462,133,884  shares issued and outstanding and 25,000,000 shares of preferred stock of which there were 2,500,000 shares issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors.  Our common shareholders do not have cumulative voting rights.  Each share of our preferred stock outstanding entitles the holder to 200 votes of the common stock on all matters brought before all of the shareholders.  Our preferred shareholders do not have cumulative voting rights.

The quorum for the transaction of business at the meeting consists of shareholders present in person, or represented by proxy holding not less than a majority of the outstanding shares of our common stock.  If sufficient shares are not represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by us.  Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the meeting in the manner set forth above.

Under the New Hampshire Business Corporation Act, the seven nominees receiving the greatest number of votes cast by the holders of our common stock will be elected as directors (Proposal 1).  A simple majority of the votes cast at the meeting is required to approve Proposals 2, 3, 4, 5, and 6.

Under New Hampshire law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except the election of directors as to which they will have no effect.  A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum and will have no effect on the outcome of the vote on any of the proposals.

ELECTION OF DIRECTORS
(Proposal 1)

A board of six directors is to be elected at the meeting to hold office until the next annual meeting or until their successors are elected.  Each returned proxy cannot be voted for a greater number of persons than the number of nominees named (six).  The six nominees receiving the highest number of votes are elected if a quorum is present and voting.

If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes.  The board of directors is not aware of any circumstances that would render any nominee unavailable for election.  Certain information concerning the nominees for election as directors is set forth below.

Vote Required

Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the six nominees who are listed herein, or for as many nominees of the board of directors as possible, not to exceed six such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

Our board of directors recommends that shareholders vote FOR the director nominees named above, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

Nominees

The following table sets forth information concerning each nominee as well as each director, officer, and each non-director executive officer continuing in office:

Name	Age	Position	Director Since
Sydney A. Harland	52	Chief Executive Officer, President and Director	May 1998
Ronald A. Moodie	66	Corporate Secretary, Controller and Director	February 2003
Richard D. Mangiarelli	60	Director	February 2003
Andrew E. Mercer	55	Director	February 2003
Arthur N. Kelly	43	Nominee for Director	N/A
Larry M. Ricci	52	Nominee for Director	N/A
Mark P. Miziolek	46	Vice President and Chief Financial Officer	September 2002

Our executive officers are elected annually by our board of directors.  There are no family relationships among our directors and executive officers.

Sydney A. Harland has served as our chief executive officer and president and a director since inception.  From 1987 to 2002, Mr. Harland was president, founder and sole shareholder of American Equipment Sales and Leasing Inc., a product development and sales company.  From 1995 to December 2000, he was a consultant to Ontario Hydro Technologies.  Mr. Harland has over 20 years of business experience, primarily in sales and marketing, in the railway, telecommunications, nuclear utility and mining industries.

Ronald A. Moodie has been an advisor to us since June 5, 1998 and was appointed our controller in June 2000.  In February 2003, Mr. Moodie was elected our corporate secretary.  From 1989 to present, Mr. Moodie has been president of Moodie Consulting, providing management and investment services to commercial real estate developers and heavy equipment suppliers to the railway and construction industries.

Richard D. Mangiarelli was elected to our board of directors in February 2003.  He has served as president, chief executive officer and director of Cybertel Communications Corporation, a publicly-traded company, since 1996.  Prior, thereto, Mr. Mangiarelli served as president and director of United States Alternate Energy Corporation, a publicly-traded company and as president and director of Dynasty Resources, a publicly-traded company.

Andrew E. Mercer was elected to our board of directors in February 2003.  He has served as chairman, chief executive officer and president of The Mercer Group, Inc. since 1997.  The Mercer Group is a privately held corporation offering business management and consulting services to companies which have not filed registration statements covering the initial public offerings of their securities.  Mr. Mercer is also chairman, president, and chief executive officer of Commerce Development Corporation, Ltd.

Arthur N. Kelly has 18 years of marketing, sales and management experience and is currently vice president of sales-North America for ELTEK Energy where he is responsible for the development and growth of all ELTEK Energy sales in the United States and Canadian markets.  Mr. Kelly held various sales and management positions with Marconi Communications from 1988 to 2001 where he was responsible for sales of power generation and communication supplies to major North American communications companies.  Mr. Kelly was sales manager for S.N.P. Associates in France from 1986 to 1988 and also district sales manager for Pylon Electronics in Montreal from 1985 to 1986.

Larry Ricci has been the owner of Kia West Edmonton, the largest volume Kia dealership in Western Canada, since 2000.  From 1993 to 2000, Mr. Ricci was vice president of sales for Vision R.V. and continues as a shareholder and advisor to that company.  He was president and general manager of Brampton Suzuki from 1987 to 1993.  Mr. Ricci is chairman of the Dealer Council of Kia Canada and a member of the Kia Canada Presidents Club.

Mark P. Miziolek has been our vice president finance, chief financial officer and treasurer since May 20, 1998 and was appointed a director in September 2002.  From 1994 to 1998, Mr. Miziolek became the treasurer and chief financial officer and later the president, treasurer and chief financial officer of Thornmark Holdings Inc./Thornmark Corporation, a privately held investment holding company with interests in industrial and residential real estate development and Great Lakes and ocean shipping.  From 1981 to 1994, Mr. Miziolek was first the assistant controller and then the controller of Upper Lakes Group, Inc., one of Canada's largest dry bulk shipping companies with 21 vessels operating on the Great Lakes and four vessels in ocean trades.  Mr. Miziolek is not a nominee for a director of ARS Networks and will not be seeking election as director at the time of the 2004 Annual Meeting of Shareholders.

Board Meetings and Committees

During fiscal year ended January 31, 2004, our board of directors held eight meetings, each of which was signified by a unanimous consent executed by each of our directors.

Compensation Committee.  Our board of directors has recently created a compensation committee.  However, no members to the committee have been appointed and the committee has not been formally organized.  The compensation committee will make recommendations to the board of directors concerning salaries and compensation for our executive officers and employees.  Our board adopted a written charter for the compensation committee, a copy of which is attached to this proxy statement as Attachment A.  Since the compensation committee has been formed recently, there have been no meetings held or members appointed at the time of this proxy statement.

Audit Committee.  Our board of directors has recently created an audit committee which will be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work.  Our board adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Attachment B.  The audit committee will review and evaluate our internal control functions.  Since the audit committee has been formed recently, there have been no meetings held or members appointed at the time of this proxy statement.

The members of the audit committee will be independent as defined under Rule 4200(a)(15) of the NASD's listing standards.

Executive Committee.  We do not have an executive committee, although our board of directors is authorized to create one.

Nominating Committee.  Our board of directors has recently created a nominating committee.  No meetings have been held or members appointed.  The functions to be performed by the nominating committee include selecting candidates to fill vacancies on the board of directors, reviewing the structure and composition of the board, and considering qualifications requisite for continuing board service.  The nominating committee will consider candidates recommended by a shareholder of ARS Networks.  Any such recommendation for the 2005 Annual Meeting of Shareholders should be provided to our corporate secretary by January 31, 2005.

Stock Options

There were no grants of stock options to the named executive officers during the fiscal year ended January 31, 2004.

Compensation of Directors

Each Director is compensated on the basis of a quarterly retainer in the amount of $500 plus a meeting attendance fee of $300. In addition, Directors are compensated for additional duties performed as requested and approved by the Board.

APPROVAL OF STOCK PLAN FOR THE YEAR 2003 No. 3
(Proposal 2)

Our shareholders are being asked to approve our Stock Plan for the Year 2003 No. 3, which was adopted by our directors on October 20, 2003, with the term until October 20, 2013, with 200,000,000 shares in the aggregate authorized for issuance under the plan (the "2003 Plan No. 3").

As of the record date 178,350,000 shares of our common stock had been issued under our 2003 Plan No. 3.

The following is a summary of the principal features of the 2003 Plan No. 3.  Copies of the 2003 Plan No. 3 are available through Edgar.  Any shareholder who wishes to obtain copies of the 2003 Plan No. 3 may also do so upon written request to our corporate secretary at our principal executive offices in Buffalo, New York.

Purpose of the 2003 Plan No. 3

The purpose of the 2003 Plan No. 3 is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of ARS Networks, Incorporated, and our subsidiaries, by offering them an opportunity to participate in our future performance through awards of options, stock and stock bonuses.

The 2003 Plan No. 3 is administered by the compensation committee of the board of directors.  As used herein with respect to the Plan, the "Board" refers to the compensation committee as well as to the board of directors itself.

Share Reserve

Number of Shares Available.  The total aggregate number of shares of our common stock reserved and available for grant and issuance pursuant to the 2003 Plan No. 3 were 200,000,000, plus shares of our common stock that are subject to:

  Issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option;

  An award granted but forfeited or repurchased by ARS Networks, Incorporated at the original issue price; and

  An award that otherwise terminates without shares of our common stock being issued.  At all times, we shall reserve and keep available a sufficient number of shares of our common stock as shall be required to satisfy the requirements of all outstanding options granted under the 2003 Plan No. 3 and all other outstanding but unvested awards granted under the 2003 Plan No. 3.

Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of ARS Networks, Incorporated without consideration, then the number of shares of our common stock reserved for issuance under the 2003 Plan No. 3, the exercise prices of and number of shares of our common stock subject to outstanding options, and the number of shares of our common stock subject to other outstanding awards will be proportionately adjusted, subject to any required action by our board or the shareholders of ARS Networks, Incorporated and compliance with applicable securities laws; provided, however, that fractions of a share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the committee.

Eligibility

Incentive Stock Options may be granted only to employees (including, officers and directors who are also employees) of ARS Networks, Incorporated or of a parent or subsidiary of ARS Networks, Incorporated.  All other awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of ARS Networks, Incorporated or any parent or subsidiary of ARS Networks, Incorporated, provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.

No incentive option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10 percent of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110 percent of the fair market value of the stock subject to the option on the date of grant.

Discretionary Option Grant Program

The committee may grant options to eligible persons and will determine whether such options will be Incentive Stock Options ("ISO") or Nonqualified Stock Options ("NQSOS"), the number of shares of our common stock subject to the option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, subject to the following.

Form of Option Grant.  Each option granted under the 2003 Plan No. 3 will be evidenced by an Award Agreement that will expressly identify the option as an ISO or an NQSO (the "Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each participant) as the committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the 2003 Plan No. 3.

Date of Grant.  The date of grant of an option will be the date on which the committee makes the determination to grant such option, unless otherwise specified by the committee.  The Stock Option Agreement and a copy of the Plan will be delivered to the participant within a reasonable time after the granting of the option.

Exercise Period.  Options may be exercisable within the times or upon the events determined by the committee as set forth in the Stock Option Agreement governing such option; provided, however, that no option will be exercisable after the expiration of 10 years from the date the option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than 10 percent of the total combined voting power of all classes of stock of ARS Networks, Incorporated or of any parent or subsidiary of ARS Networks, Incorporated ("Ten Percent Shareholder") will be exercisable after the expiration of five years from the date the ISO is granted.  The committee also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares of our common stock or percentage of shares of our common stock as the committee determines.

Exercise Price.  The exercise price of an option will be determined by the committee when the option is granted and may be not less than 85 percent of the fair market value of the shares of our common stock on the date of grant; provided that:

  The exercise price of an ISO will be not less than 100 percent of the fair market value of the shares of our common stock on the date of grant; and

  The exercise price of any ISO granted to a Ten Percent Shareholder will not be less than 110 percent of the fair market value of the shares of our common stock on the date of grant.

Method of Exercise.  Options may be exercised only by delivery to ARS Networks, Incorporated of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the committee, (which need not be the same for each participant), stating the number of shares of our common stock being purchased, the restrictions imposed on the shares of our common stock purchased under such Exercise Agreement, if any, and such representations and agreements regarding a participant's investment intent and access to information and other matters, if any, as may be required or desirable by ARS Networks, Incorporated to comply with applicable securities laws, together with payment in full of the exercise price for the number of shares of our common stock being purchased.

Termination.  Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an option will always be subject to the following:

  If the participant's service is terminated for any reason except death or disability, then the participant may exercise such participant's options only to the extent that such options would have been exercisable upon the Termination Date no later than three months after the Termination Date (or such shorter or longer time period not exceeding five years as may be determined by the committee, with any exercise beyond three months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the options.

  If the participant's service is terminated because of the participant's death or disability (or the participant dies within three months after a Termination other than for cause or because of the participant's disability), then the participant's options may be exercised only to the extent that such options would have been exercisable by the participant on the Termination Date and must be exercised by the participant (or the participant's legal representative or authorized assignee) no later than 12 months after the Termination Date (or such shorter or longer time period not exceeding five years as may be determined by the committee, with any such exercise beyond (a) three months after the Termination Date when the Termination is for any reason other than the participant's death or disability, or (b) 12 months after the Termination Date when the Termination is for the participant's death or disability, deemed to be an NQSO), but in any event no later than the expiration date of the options.

  Notwithstanding the provisions above, if a participant's service is terminated for cause, neither the participant, the participant's estate nor such other person who may then hold the option shall be entitled to exercise any option with respect to any shares of our common stock whatsoever, after Termination, whether or not after Termination the participant may receive payment from ARS Networks, Incorporated or its subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits.

Limitations on Exercise.  The committee may specify a reasonable minimum number of shares of our common stock that may be purchased on any exercise of an option, provided that such minimum number will not prevent the participant from exercising the option for the full number of shares of our common stock for which it is then exercisable.

Modification, Extension or Renewal.  The committee may modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of a participant, impair any of such participant's rights under any option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Internal Revenue Code of 1986.  The committee may reduce the exercise price of outstanding options without the consent of the participants affected by a written notice to them; provided, however, that the exercise price may not be reduced below the minimum exercise price that would be permitted under the 2003 Plan No. 3 for options granted on the date the action is taken to reduce the exercise price.

No Disqualification.  Notwithstanding any other provision in the 2003 Plan No. 3, no term of the 2003 Plan No. 3 relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under the 2003 Plan No. 3 be exercised, so as to disqualify the 2003 Plan No. 3 under Section 422 of the Code or, without the consent of the participant affected, to disqualify any ISO under Section 422 of the Code.

Shareholder Rights and Option Transferability

Awards granted under the 2003 Plan No. 3, including any interest, will not be transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution.  During the lifetime of the participant an Award will be exercisable only by the participant.  During the lifetime of the participant, any elections with respect to an Award may be made only by the participant unless otherwise determined by the committee and set forth in the Award Agreement with respect to Awards that are not ISO.

General Provisions

Adoption and Shareholder Approval.  The 2003 Plan No. 3 was effective on October 20, 2003, the date on which it was adopted by our board of directors (the "effective date").  The 2003 Plan No. 3 shall be approved by the shareholders of ARS Networks, Incorporated within 12 months before or after the date of adoption and the committee may grant Awards pursuant to the 2003 Plan No. 3 upon the effective date.  In the event that shareholder approval of the 2003 Plan No. 3 is not obtained within the time period provided, all Awards granted shall be cancelled, any shares of our common stock issued pursuant to any Awards shall be cancelled and any purchase of shares of our common stock issued shall be rescinded.

Term of 2003 Plan No. 3/Governing Law.  Unless earlier terminated as provided, the 2003 Plan No. 3 will terminate 10 years from the date of adoption, or, if earlier, the date of shareholder approval.  The 2003 Plan No. 3 and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.

Amendment or Termination of the 2003 Plan No. 3.  Our board of directors may at any time terminate or amend the 2003 Plan No. 3 in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the 2003 Plan No. 3; provided, however, that our board of directors will not, without the approval of the shareholders of ARS Networks, Incorporated, amend the 2003 Plan No. 3 in any manner that requires shareholder approval.

Nonexclusivity of the 2003 Plan No. 3.  Neither the adoption of the 2003 Plan No. 3 by our board of directors, the submission of the 2003 Plan No. 3 to the shareholders of ARS Networks, Incorporated for approval, nor any provision of the 2003 Plan No. 3 will be construed as creating any limitations on the power of our board of directors to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the 2003 Plan No. 3, and such arrangements may be either generally applicable or applicable only in specific cases.

Action by Committee.  Any action permitted or required to be taken by the committee or any decision or determination permitted or required to be made by the committee pursuant to the 2003 Plan No. 3 shall be taken or made in the committee's sole and absolute discretion.

Award of Stock Bonuses

Award of Stock Bonuses.  A Stock Bonus is an award of shares of our common stock for extraordinary services rendered to ARS Networks, Incorporated or any parent or subsidiary of ARS Networks, Incorporated.  A Stock Bonus will be awarded pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each participant) as the committee will from time to time approve, and will comply with and be subject to the terms and conditions of the 2003 Plan No. 3.  A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each participant) as the committee will from time to time approve, and will comply with and be subject to the terms and conditions of the 2003 Plan No. 3.  Stock Bonuses may vary from participant to participant and between groups of participants, and may be based upon the achievement of ARS Networks, Incorporated, parent or subsidiary and/or individual performance factors or upon such other criteria as the committee may determine.

Terms of Stock Bonuses.  The committee will determine the number of shares of our common stock to be awarded to the participant.  If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the committee will:

  Determine the nature, length and starting date of any performance period for each Stock Bonus;

  Select from among the Performance Factors to be used to measure the performance, if any; and

  Determine the number of shares of our common stock that may be awarded to the participant.  Prior to the payment of any Stock Bonus, the committee shall determine the extent to which such Stock Bonuses have been earned.  Performance periods may overlap and the participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance periods and different performance goals and other criteria.  The number of shares of our common stock may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the committee.  The committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

Form of Payment.  The earned portion of a Stock Bonus may be paid to the participant by ARS Networks, Incorporated either currently or on a deferred basis, with such interest or dividend equivalent, if any, as the committee may determine.  Payment may be made in the form of cash or whole shares of our common stock or a combination thereof, either in a lump sum payment or in installments, all as the committee will determine.

Federal Tax Consequences

Option Grants.  Options granted under the 2003 Plan No. 3 may be either ISO which satisfy the requirements of Section 422 of the Code or NQSOs which are not intended to meet such requirements.  The federal income tax treatment for the two types of options differs as discussed below.

Incentive Stock Options.  The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised.  However, the exercise of an ISO (if the holding period rules set forth below are satisfied) will give rise to income includable by the optionee in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the shares acquired on the date of the exercise of the option over the exercise price.  The optionee will also recognize taxable income in the year in which the exercised shares are sold or otherwise made the subject of a taxable disposition.  For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.  In addition, the optionee must be an employee of ARS Networks, Incorporated or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option (special rules apply in the case of the death of the optionee).

Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date and (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.  Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares.  In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Nonqualified Stock Options.  No taxable income is recognized by an optionee upon the grant of a NQSO.  The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the NQSO are unvested and subject to repurchase, at the exercise price paid per share, by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares.  The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares.  If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapse and all subsequent appreciation in the shares generally would be eligible for capital gains treatment.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised NQSO.  The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right.  The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right.  The deduction generally will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuance.  With respect to the receipt of a stock award, the participant would have ordinary income, at the time of receipt, in an amount equal to the difference between the fair market value of the stock received at such time and the amount, if any, paid by the holder for the stock award.

Deductibility of Executive Compensation.  We believe that with respect to option grants previously made under the 2003 Plan No. 3 that any compensation deemed paid by ARS Networks, Incorporated in connection with disqualifying dispositions of ISO shares or exercises of NQSOs granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of ARS Networks, Incorporated.  Accordingly, we believe that all compensation deemed paid with respect to those options will remain deductible by ARS Networks, Incorporated without limitation under Code Section 162(m).  Additionally, we anticipate that any compensation deemed paid by ARS Networks, Incorporated with respect to any future option grants made under the 2003 Plan No. 3 will qualify as performance-based compensation for purposes of Code Section 162(m) and will remain deductible by us without limitation under Code Section 162(m).

Accounting Treatment

Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to our earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date.  Such expense will be amortized against our earnings over the period that the option shares or issued shares are to vest.

Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to our earnings, but ARS Networks, Incorporated, in accordance with Generally Accepted Accounting Principals, must disclose, in pro-forma statements to our financial statements, the impact those option grants would have upon our reported earnings (losses) were the value of those options treated as compensation expense.  Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

In addition, any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares.  Such charge will accordingly be adjusted to reflect the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.  Should any outstanding options under the 2003 Plan No. 3 be repriced, then that repricing will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or terminates unexercised.

Should one or more optionee be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to our earnings.  Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve our 2003 Plan No. 3.

Our board of directors recommends that shareholders vote FOR the ratification of our 2003 Plan No. 3, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

AMENDMENTS TO ARTICLES OF INCORPORATION
(Proposal 3)

Increase in Number of Authorized Shares of Common Stock

The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 500,000,000 shares to 2,000,000,000 shares.

As of February 5, 2004, there were 462,133,884 shares of common stock issued and outstanding, and an additional 32,640,020 shares were reserved for issuance upon the exercise of options granted under our 2003 Plan No. 3 and other previously issued options.  Accordingly, a total of only 5,226,096 shares of our common stock are available for future issuance.

Although the board of directors currently has no plans to issue the additional shares of common stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future.  The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, or directors, or establishing strategic relationships with other companies and expanding our business or product lines through the acquisition of other businesses or products.

The increase in the authorized shares of our common stock is not proposed by the board of directors in response to any known accumulation of shares or threatened takeover.  The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder's investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock.  If such factors were reflected in the price per share of common stock, the potential realizable value of the shareholder's investment could be adversely affected.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.  Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.  If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of New Hampshire.

Authorization for Board of Directors to Determine Terms of Class or Series of Company's Shares

The board of directors has determined that it is advisable to authorize the directors, subject to limitations prescribed by law, to determine, from time to time, and without further authorization of the shareholders, the preferences, limitations, and relative rights of our common and preferred stock, within the limits set forth in New Hampshire RSA 293-A:6.01, and by filing a certificate pursuant to the Section 293-A:6.02 of the RSA, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series.  The directors believe that such revised structure will enhance future financing activities of the Company.  The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

  The number of shares constituting that series and the distinctive designation of that series;

  The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

  Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

  Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

  Any other relative rights, preferences and limitations of that series.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendments of our articles of incorporation increasing the number of our authorized common shares and authorizing the directors to determine the preferences, limitations, and relative rights of our common and preferred stock, within the limits set forth in New Hampshire RSA 293-A:6.01.

Our board of directors recommends that shareholders vote FOR the amendments of our articles of incorporation increasing the number of our authorized common shares and authorizing the directors to determine the preferences, limitations, and relative rights of our common and preferred stock, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT A 50 TO ONE REVERSE STOCK SPLIT
(Proposal 4)

Our board of directors has adopted a resolution to seek shareholder approval to grant the board discretionary authority to amend our articles of incorporation to affect a reverse split for the purpose of increasing the market price of our common stock.  The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking shareholder approval is one post-consolidation share for each 50 pre-consolidation shares, with the reverse split to occur within 12 months of our 2004 Annual Meeting of Shareholders, the exact time of the reverse split to be determined by the directors in their discretion.  Approval of this proposal would give the board authority to implement the reverse split at any time it determined within 12 months of our 2004 Annual Meeting of Shareholders.  In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.

Our board of directors believes that shareholder approval of a twelve-months range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split and, therefore, is in our best interests and our shareholders.  The actual timing for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to when and whether such action would be most advantageous to us and our shareholders.

If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will file a certificate of amendment to our articles of incorporation with the Secretary of State of New Hampshire which will effect a reverse split of our then issued and outstanding common stock at the specific ratio set by the board.

The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in ARS Networks, Incorporated among investors and thereby assist us in raising future capital to fund its operations or make acquisitions.

Shareholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted.  In particular, there is no assurance that prices for shares of our common stock after a reverse split will be 50 times greater than the price for shares of our common stock immediately prior to the reverse split.  Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time.  Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split

The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split.  The number of shareholders of record would not be affected by the reverse split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest).

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: every 50 shares of our common stock owned by a shareholder will automatically be changed into and become one new share of our common stock, with 50 being equal to the exchange ratio as determined by our board of directors.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.  For example, based on the 462,133,884  shares of our common stock outstanding on the record date, and the 500,000,000 shares of our common stock that are authorized under our articles of incorporation, a 50 for one reverse split would have the effect of increasing the number of authorized but unissued shares of our common stock from 37,866,116 to 757,322 shares.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the our common stock on the OTCBB during regular trading hours for the five trading days immediately preceding the effectiveness of the reverse split.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the reverse split.

The following description of the material federal income tax consequences of the reverse split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split.  This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies).  The state and local tax consequences of the reverse split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides.  You are urged to consult your own tax advisors to determine the particular consequences to you.

In general, the federal income tax consequences of the reverse split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock.  We believe that the likely federal income tax effects of the reverse split will be that a shareholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss.  With respect to a reverse split, such a shareholder's basis in the reduced number of shares of our common stock will equal the shareholder's basis in its old shares of our common stock.  A shareholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such shareholder, depending on that shareholder's particular facts and circumstances.  Generally, a shareholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's basis in the fractional share.  In the aggregate, such a shareholder's basis in the reduced number of shares of our common stock will equal the shareholder's basis in its old shares of our common stock decreased by the basis allocated to the fractional share for which such shareholder is entitled to receive cash, and the holding period of the post-effective reverse split shares received will include the holding period of the pre-effective reverse split shares exchanged.

Effective Date

If the proposed grant of discretionary authority to implement a reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. eastern time on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of New Hampshire.  Except as explained below with respect to fractional shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, converted into new shares of our common stock in accordance with the 50 for one exchange ratio as set forth in this Proposal 5.

Risks Associated with the Reverse Split

This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increase investor interest and the potential for a higher stock price.  The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  These risks include: we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions, a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability, the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.  For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended January 31, 2003 and other filings with the Securities and Exchange Commission.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the grant of discretionary authority to our board of directors to amend our articles of incorporation in connection with the reverse stock split.

Our board of directors recommends that shareholders vote FOR the approval of the grant of discretionary authority to our board of directors to amend our articles of incorporation to effect a reverse split of our common stock, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal 5)

Subject to shareholder ratification, the board of directors has appointed Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford") to serve as our independent public accountants for the fiscal year ending January 31, 2004.  Russell Bedford has served as our independent public accountants since December 5, 2002.  The shareholders are being asked to ratify the approval of Russell Bedford as independent auditors for the fiscal year ending January 31, 2004.  Representatives of Russell Bedford are not expected to be present at the meeting.

Audit Fees

The aggregate fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services rendered for the audit of our annual financial statements for fiscal year ended January 31, 2003 were $20,075.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for our fiscal year ended January 31, 2004.

All Other Fees

There were no other fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services rendered, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees.  Our audit committee considers the provision of these services to be compatible with maintaining the independence of Russell Bedford Stefanou Mirchandani LLP.

Changes in Our Certifying Accountant

On December 2, 2002, our certifying accountant, Lougen, Valenti, Bookbinder & Weintraub, LLP ("Lougen") resigned.  Lougen's reports on our financial statements for the two years ended January 31, 2002 did not contain an adverse opinion or disclaimer of opinion; however, the audit reports for the years ended January 31, 2002 and 2001 contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.  During the years ended January 31, 2002 and 2001, and the subsequent interim period through December 2, 2002 the Company has not had any disagreements with Lougen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

We engaged Russell Bedford Stefanou Mirchandani LLP as our certifying accountant as of December 2, 2002 for our fiscal year ending January 31, 2003.

There have been no unresolved disagreements with our current auditors on matters of accounting or financial disclosure.

A Form 8-K was timely filed by us reflecting our change in our certifying accountant.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the ratification of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants.

Our board of directors recommends that shareholders vote FOR ratification of the selection of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending January 31, 2004, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

  Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

  Each person who beneficially owns outstanding shares of our preferred stock;

  Each of our directors;

  Each named executive officer; and

  All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2) Number Percent		Preferred Stock Beneficially Owned (2) Number Percent

Sydney A. Harland (3)...................................................
Mark P. Miziolek (4).......................................................
Ronald A. Moodie (5)....................................................
Andrew E. Mercer (6).....................................................
Richard D. Mangiarelli (7).............................................
All directors and officers as a group (five persons).

	861,269 1,208,066 1,395,532 100,000 100,000 3,664,867 ======	0.19 0.26 0.30 0.02 0.02 0.79 ===	1,521,085 695,678 283,237 -0- -0- 2,500,000 ======	60.84 27.83 11.33 -0- -0- 100.00 ====

(1)

Unless otherwise indicated, the address for each of these shareholders is c/o ARS Networks, Incorporated, 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 462,133,884.
(3)	Mr. Harland is president and chief executive officer, a director and a founder.
(4)	Mr. Miziolek is our vice president and chief financial officer.
(5)	Mr. Moodie is the corporate secretary and a director.
(6)	Mr. Mercer is a director.
(7)	Mr. Mangiarelli is a director.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the named executive officers (determined as of the end of the last fiscal year) for services rendered in all capacities to ARS Networks, Incorporated and our subsidiaries for the fiscal years ended January 31, 2004, January 31, 2003, and January 31, 2002:

Summary Compensation Table

Name and Principal Position	Year ended Jan. 31	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Sydney A. Harland, President, CEO and Director (1)	2004 2003 2002	$150,000 $180,000 $180,000	$90,000 -	$10,000 (1)		44,538		$80,400 (5) $86,795(4)
Mark P. Miziolek, Vice President, CFO and Director (2)	2004 2003 2002	$56,000 $84,000 $84,000	$42,000			19,385		$4,400(6) $40,504(4)
Ronald A. Moodie Secretary and Director (3)	2004 2003 2002	$35,000 $60,000 $60,000	$20,000			13,846		$4,400(6) $28,932(4)

(1)	Mr. Harland's management contract commenced in May 1999 and was renewed in April 2003 and includes an automobile allowance of $1,000 per month
(2)	Mr. Miziolek's management contract commenced in May 1999 and was renewed in May 2003
(3)	Mr. Moodie's employment commenced in May 2000 and was renewed in May 2003
(4)	Settlement of Management Contracts to January 31, 2003
(5)	Restructuring fee paid to Mr. Harland of $60,000 plus Board of Director fees in the amount of $20,400
(6)	Board of Directors' fees for the year ended January 31, 2004
(7)	In January 2004, Messrs. Harland, Miziolek and Moodie surrendered 429,629, 196,494 and 80,000 shares respectively issued in previous years in exchange for Preferred shares with 200:1 voting rights.

Employment Contracts

Mr. Harland is under contract with ARS Networks, Incorporated through Ameri-can Equipment Sales and Leasing to perform the duties of president and chief executive officer of ARS Networks, Incorporated.  This contract commenced April 1, 2003 and has a term of five years.  Under the terms of the agreement, Ameri-can Equipment is paid $180,000 per year.

Mr. Miziolek performs the duties of our vice president and chief financial officer under a management contract dated May 28, 2003.  The term of the contract is for one year and provides for compensation in the amount of $84,000 per annum.

Mr. Moodie performs the duties of our corporate secretary under a contract dated May 28, 2003.  This contract is for a term of two years and compensates Mr. Moodie at the rate of $60,000 per annum.

Compensation Committee Interlocks and Insider Participation

In establishing compensation levels, our board of directors has endeavored to ensure the compensation programs for our executive officers were effective in attracting and retaining key executives responsible for our success and were administered in an appropriate fashion in our long-term best interests and our shareholders.  In that regard, our board of directors sought to align the total compensation for our executive officers with our performance and the individual performance of each of our executive officers in assisting us in accomplishing our goals.

All actions of the board with respect to Messrs. Harland, Miziolek and Moodie's compensation are taken without their involvement.  Mr. Mangiarelli and Mr. Mercer, two of our directors, participated in deliberations concerning officer and key employee base compensation, while bonuses and ISO are authorized by the action of the entire board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ARS Networks, Incorporated received a loan from Mrs. Harland, the wife of Sydney A. Harland, our president and chief executive officer and director, in the amount of $68,000 ($100,000CDN) in July 2000 to finance the closing costs of the T&T Diesel Power Limited acquisition.  We repaid that loan and accrued interest thereon in 2003.

Our officers had provided non interest bearing advances aggregating $54,117 to cover operational expenses.  During the past year, we repaid these loans.   Of the total amount loaned, Mr. Harland loaned $3,150, Mr. Miziolek loaned 37,167 and Mr. Moodie loaned $13,800.

In January 2004, Messrs. Harland, Miziolek and Moodie surrendered all stock received as compensation and option awards from previous years in exchange for preferred shares with 200 to one voting rights as follows:

Name	Common Shares Surrendered	Preferred Shares Issued
Sydney A. Harland......................... Mark P. Miziolek............................. Ronald A. Moodie.......................... Total.................................................	429,629 196,494 80,000 706, 123 =======	1,521,085 695,678 283,237 2,500,000 =======

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent shareholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe that, during the period from February 1, 2003 through January 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were met in a timely manner.

OTHER MATTERS

The board of directors knows of no other matter to be presented at the 2004 meeting.  If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

FORM 10-KSB ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-QSB

Our Annual Report on Form 10-KSB for the year ended January 31, 2002, and Financial Information from our Quarterly Reports for the Periods Ended April 30, 2003, July 31, 2003 and October 31, 2003 are incorporated herein by reference.

EXHIBITS TO ANNUAL AND QUARTERLY REPORTS AND COPIES OF QUARTERLY REPORTS

WE HAVE FURNISHED OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JANUARY 31, 2002, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN.  WE WILL FURNISH COPIES OF OUR QUARTERLY REPORTS FOR THE PERIODS ENDED APRIL 30, JULY 31 AND OCTOBER 31, 2003, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN.  WE WILL FURNISH THE QUARTERLY REPORTS AND ANY EXHIBIT TO THE FORM 10-KSB AND THE QUARTERLY REPORTS UPON THE PAYMENT OF A SPECIFIED REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH REPORT OR EXHIBIT.  ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 1207 DELAWARE AVENUE, SUITE 410, BUFFALO, NEW YORK 14209, OR TELEPHONE (716) 332-6143.

OTHER MATTERS

Our board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this proxy statement.  Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of ARS Networks, Incorporated.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by ARS Networks, Incorporated by January 31, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 meeting.

                                                                    By Order of the Board of Directors,

                                                                    /s/  Sydney A. Harland
                                                                    Sydney A. Harland
                                                                    President and Chief Executive Officer

Attachment A

Charter of the Audit Committee
of the Board of Directors
of ARS Networks, Incorporated

Attachment A

CHARTER OF
THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF ARS NETWORKS, INCORPORATED

1.                    Audit Committee Purpose.  The Audit Committee of the Board of Directors of ARS Networks, Incorporated, a New Hampshire corporation (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities.  The Audit Committee's primary duties and responsibilities are to:

(a)        Monitor the integrity of the Company's financial reporting process.

(b)        Provide systems of internal controls regarding finance, accounting, and legal compliance.

(c)        Monitor the independence and performance of the Company's independent auditors.

(d)        Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization.  The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

2.                    Audit Committee Composition and Meetings.  Audit Committee members shall meet the requirements of the National Association of Securities Dealers and the criteria set forth in the Appendix 1 attached hereto.  The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his independent judgment.  All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee.  If an audit committee Chairman is not designated or present, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate.  The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting.  The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

3.                    Audit Committee Responsibilities and Duties.

(a)        Review Procedures.

(i)                   Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

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(ii)                 Review the Company's annual audited financial statements prior to filing or distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

(b)        Independent Auditors.

(i)                   The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.  The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

(ii)                 Approve the fees and other significant compensation to be paid to the independent auditors.

On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

Review the independent auditors' audit plan, and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

4.                    Legal Compliance.  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

5.                    Other Audit Committee Responsibilities.

(a)        Annually prepare a report to stockholders as required by the Securities and Exchange Commission.  The report should be included in the Company's annual proxy statement.

(b)        Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

(c)        Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

(d)        Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

(e)        Periodically perform self-assessment of audit committee performance.

(f)         Review financial and accounting personnel succession planning within the Company.

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(g)        Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.  Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

                                                                                By Order of the Board of Directors,

                                                                                By    /s/ Sydney A. Harland
                                                                                        Sydney A. Harland, Chief Executive Officer

Dated February 11, 2004.

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Appendix 1

ARS NETWORKS, INCORPORATED
DEFINITION OF INDEPENDENCE AS IT PERTAINS
TO AUDIT COMMITTEE MEMBERS

1.         To be considered independent, a member of the Audit Committee cannot:

(a)                 Have been an employee of the Company or its affiliates within the last three years;

(b)                 Have received compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, unless for board service, in the form of a benefit under a tax-qualified retirement plan, or non-discretionary compensation;

(c)                 Be a member of the immediate family of an executive officer of the Company or any of its affiliates, or someone who was an executive officer of the Company or any of its affiliates within the past three years;

(d)                 Be a partner, controlling stockholder, or executive officer of a for profit organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities) in any of the past three years in excess of the greater of $200,000 or five percent of the consolidated gross revenues for that year of either organization; or

(e)                 Be employed as an executive of another entity where any of the Company's executives serves on that other entity's compensation committee.

2.         Subject to compliance with the listing requirements of The Nasdaq Stock Market or any applicable stock exchange and the regulations of the Securities and Exchange Commission, and under the limited circumstances set forth in such listing requirements and regulations, one person (who is not a current employee or family member of an employee) not meeting the foregoing criteria may be appointed to the Audit Committee if the Board of Directors (i) determines that the best interests of the Company and its stockholders so require, and (ii) discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Attachment B

Charter of the Compensation Committee
of the Board of Directors
of ARS Networks, Incorporated

Attachment B

CHARTER OF
THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF ARS NETWORKS, INCORPORATED

1.         Committee Composition.  The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ARS Networks, Incorporated, a New Hampshire corporation (the "Company"), will be comprised of at least two members of the Board who are not employees of the Company.  The members of the Committee, including the Committee Chairman, will be annually appointed by and serve at the discretion of the Board.

2.         Functions and Authority.  The operation of the Committee will be subject to the Articles of Incorporation of the Company and applicable New Hampshire laws and any other applicable laws, rules or regulations, as in effect from time to time.  The Committee will have the full power and authority to carry out the following responsibilities:

(a)                 To recommend the salaries, bonuses and incentives, and all cash, equity and other forms of compensation (the "total compensation") paid to the members of the management of the Company as may be required under New Hampshire law, and advise and consult with the Chief Executive Officer regarding the compensation scheme for all executive officers.

(b)                 To advise and consult with management to establish policies, practices and procedures relating to the Company's employee stock, option, cash bonus and incentive plans and employee benefit plans and, as may be required under applicable law, and administer any such plans.

(c)                 To administer the Company's employee stock option plan and perform the functions contemplated to be performed by the management with respect to the Chief Executive Officer and all plan participants who may be deemed "officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(d)                 To advise and consult with management regarding managerial personnel policies and compensation schemes.

(e)                 To review and make recommendations to the full Board concerning any fees and other forms of compensation paid to members of the Board for Board and committee service.

(f)                  To exercise the authority of the Board concerning any policies relating to the service by the members of management or executive officers, as a director of any unrelated company, joint venture or other enterprise.

(g)                 At the Committee's sole discretion, to review all candidates for appointment to senior managerial or executive officer positions with the Company and provide a recommendation to the Board.

(h)                 At the Committee's sole discretion, to annually or periodically interview all officers who directly report to the Chief Executive Officer.

(i)                   To administer the annual performance review of the Chief Executive Officer which is to be completed by the full Board.  The Committee Chairman together with the Chairman of the Board shall review the results of the performance evaluation with the Chief Executive Officer.

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(j)                   To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing responsibilities and as may be delegated by the Board from time to time.

(k)                 To regularly report to the Board the activities of the Committee, or whenever it is called upon to do so.

3.         Meetings.  The Committee will hold regular meetings each year as the Committee may deem appropriate.  The Chief Executive Officer and Chairman of the Board, and any other invited employees and outside advisers, may attend any meeting of the Committee, except for portions of the meetings where his or their presence would be inappropriate, as determined by the Committee Chairman.

4.         Minutes and Reports.  The Committee will keep minutes of each meeting and will distribute the minutes to each member of the Committee, and to members of the Board who are not members of the Committee and the Secretary of the Company.  The Committee Chairman will report to the Board the activities of the Committee at the Board meetings or whenever so requested by the Board.

                                                                            By Order of the Board of Directors,

                                                                            By    /s/ Sydney A. Harland
                                                                                 Sydney A. Harland, President

Dated February 11, 2004.

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RESOLUTIONS PROPOSED BY
THE DIRECTORS OF
 ARS NETWORKS, INCORPORATED
(the "Company")

RESOLVED, that the Company's Stock Plan for the Year 2003 no. 3 is hereby approved and adopted in all respects; and

RESOLVED FURTHER that the directors' selection of Russell Bedford Stefanou Mirchandani LLP as the Company's independent auditors for the fiscal year ended January 31, 2004 is hereby ratified and approved in all respects; and

RESOLVED FURTHER, that the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock from 500,000,000 to 2,000,000,000 shares is hereby adopted and approved in all respects; and

RESOLVED FURTHER, that the directors are hereby authorized to determine, in whole or part, the preferences, limitations, and relative rights, of classes or series of shares, as provided in the New Hampshire RSA 293-A:6.02, and that the directors are authorized to file an amendment to the Company's Articles of Incorporation with the Secretary of State of New Hampshire to effect the determination of the relative rights and preferences of the Company's common stock; and

RESOLVED FURTHER, that the directors are hereby granted discretionary authority to amend the Company's Articles of Incorporation to effect a 50 for one reverse split of the Company's common stock to occur within 12 months of the 2004 Annual Meeting of Shareholders, with the exact time of the reverse split to be determined by the directors within their discretion, and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.

ARS NETWORKS, INCORPORATED
1207 Delaware Avenue, Suite 410
Buffalo, New York 14209

PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF ARS NETWORKS, INCORPORATED (THE "COMPANY") FOR THE ANNUAL MEETING OF ITS STOCKHOLDERS (THE "MEETING") TO BE HELD ON MARCH 23, 2004.

The undersigned hereby appoints Sydney A. Harland, the President and Chief Executive Officer of the Company, or failing him, Mark P. Miziolek, a director of the Company, or instead of either of the foregoing, (insert name) _______________________________, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held at 1207 Delaware Avenue, Suite 410, Buffalo, New York 14209 on March 23, 2004 at 12 o'clock noon, Buffalo, New York time, and at any adjournments thereof, and directs the nominee to vote or abstain from voting the shares of the undersigned in the manner indicated below:

1.    Election of Directors.

       The nominees proposed by management are:

        Sydney A. Harland
        Ronald A. Moodie
        Richard D. Mangiarelli
        Andrew E. Mercer
        Arthur N. Kelly
        Larry Ricci

        Vote FOR ☐ the election of all nominees listed above (except those whose names the undersigned has deleted).

        WITHHOLD ☐ vote.

4.      Discretionary Authority to Board of Directors.

         Vote FOR ☐ AGAINST ☐ the granting of discretionary authority to our board of directors to amend our Articles of Incorporation to effect a 50 for one reverse stock split of our common stock.

2. 2003 Stock Plan No. 3. Vote FOR ☐ AGAINST ☐ the ratification of our 2003 Stock Plan No. 3.

5.        Auditors

          Vote FOR ☐  AGAINST ☐  the ratification of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending January 31, 2004, at the remuneration to be fixed by our Board of Directors.

3.         Amendment to our Articles of Incorporation.

          Vote FOR ☐  AGAINST ☐  the ratification of an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000.

            Vote FOR  ☐ AGAINST  ☐  the ratification of an amendment to our articles of incorporation to authorize the board of directors to determine, in whole or part, the preferences, limitations, and relative rights, of classes or series of shares, as provided in the New Hampshire RSA 293-A:6.02.

6 Other. Vote FOR ☐ AGAINST ☐ any other matter that properly comes before the Meeting.

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THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

Dated                                                     , 2004.

Signature of Stockholder

Printed Name of Stockholder

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A PROXY WILL NOT BE VALID UNLESS THE FORM OF PROXY IS DATED, DULY EXECUTED AND DELIVERED TO THE OFFICE OF ATLAS STOCK TRANSFER, 5899 SOUTH STATE STREET, SALT LAKE CITY, UTAH 84107, NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE MEETING AT WHICH THE PERSON NAMED THEREIN PURPORTS TO VOTE IN RESPECT THEREOF.

Joint owners should each sign the proxy.  When the proxy is signed by a corporation either its common seal must be affixed to the proxy or it should be signed by the corporation under the hand of an officer or attorney duly authorized in writing, which authorization must accompany the proxy.

The shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the stockholder on any ballot and where a choice with respect to any matter to be acted upon is specified, the shares will be voted on any ballot in accordance with such specification.

(Please advise the Company of any change of address)

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